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                                                                    EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-104157 and No. 333-52240) of our report dated March 17, 2005, relating to the consolidated financial statements and schedule of Catuity, Inc. and subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 2004.


                                                  BDO SEIDMAN, LLP

Troy, Michigan
March 30, 2005